Fourth Quarter & Fiscal 2025 Earnings Review June 17, 2025 NYSE: WLY

SAFE HARBOR STATEMENT This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the ability to realize operating savings over time and in fiscal year 2026 in connection with our multiyear Global Restructuring Program and completed dispositions; (xi) cyber risk and the failure to maintain the integrity of our operational or security systems or infrastructure, or those of third parties with which we do business; (xii) as a result of acquisitions, we have and may record a significant amount of goodwill and other identifiable intangible assets and we may never realize the full carrying value of these assets; (xiii) our ability to leverage artificial intelligence technologies in our products and services, including generative artificial intelligence, large language models, machine learning, and other artificial intelligence tools; and (xiv) other factors detailed from time to time in our filings with the SEC. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances. NON-GAAP MEASURES In this presentation, Wiley provides the following non-GAAP performance measures:  Adjusted Revenue  Adjusted Earnings Per Share (“Adjusted EPS”);  Free Cash Flow less Product Development Spending;  Adjusted Operating Income and margin;  Adjusted EBITDA and margin;  Organic revenue; and  Results on a constant currency (“CC”) basis. Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of divestitures and acquisitions provide a useful comparable basis to analyze operating results and earnings. See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information. We have not provided our 2026 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP. 2

3 Authoritative content and data-driven insights for the advancement of science, innovation and learning

4 $1.66B Adjusted Revenue 48% Recurring Revenue 15% Adj. Operating Margin 49% Revenue Outside the US 24% Adjusted EBITDA Margin 1.8x Net Debt to EBITDA 8% Free Cash Flow Margin 3.5% Dividend Yield *Fiscal 2025 (dividend yield as of June 16, 2025)

Q425 Earnings Presentation.pptx 5 Steady demand drivers correlated with global R&D investment and career enablement Wide moat with quality and scale and must have content and brands Resilient, compounding growth in defensive markets Strong recurring revenue base geographically well distributed AI beneficiary with emerging long-term opportunity in corporate sector Strong financial attributes including margins, cash flow, and balance sheet Decisive leadership team focused on continuous multi-year improvement

Q425 Earnings Presentation.pptx 6 Fiscal 2025 Summary Growth in both Research and Learning driven by demand to publish, read, and apply our high-quality content Steady growth in recurring revenue models with strong research submissions and output growth continuing Third major AI model training customer secured in Q4; total AI licensing revenue of $40M in FY25; momentum building for vertical-specific licensing and partnerships with R&D-centric corporations Continuous margin improvement with Adjusted Operating Margin up 300 bps to 15.1% and Adjusted EBITDA Margin up 120 bps to 24.0% Free Cash Flow growth in line with expectations, up 10% over prior year to $126M with Fiscal 2026 guidance of $200M reaffirmed; share repurchases increased by 34% to $60M; Wiley realized $120M in cash proceeds from University Services divestiture after the year closed 5 4 3 2 1

Q425 Earnings Presentation.pptx 7 Growth across key metrics FY24 FY25 $1,617 $1,660 Adjusted Revenue +3% Adjusted EPS +31% FY24 FY25 $2.78 FY24 FY25 $369 $398 $3.64 FY24 FY25 $114 $126 Adjusted EBITDA +8% Free Cash Flow +10% *Adjusted metrics exclude divestitures

Q425 Earnings Presentation.pptx 8 Another year of strong execution and progress OBJECTIVE STATUS FY25 PROGRESS Deliver on our financial commitments - Exceeded guidance for Adjusted EPS; top end of margin guidance - Achieved guidance for Revenue, Segment Revenue, and Adjusted EBITDA - Reaffirmed or raised Fiscal 2026 targets initially disclosed in January 2024 Expand profit margins and cash flow - Adjusted EBITDA margin up 120 bps vs. prior year, to 24% - Adjusted Operating Margin up 300 bps vs. prior year, to 15% - Free Cash Flow up 10% to $126M Drive recovery and growth in Research - Research growth +3% - Recurring revenue and volume-based models w/ strong performance - Expanded multi-year agreements in India and Brazil; strong publishing demand across all key markets - Solutions growth driven by content and data solutions Leverage our content and data for AI development - Multiple AI licensing agreements executed totaling $40M - Vertical-specific licensing agreements executed with tech, pharmaceutical, and chemical companies, as well as with space agency - Collaborative partnerships with Amazon Web Services and Perplexity

Q425 Earnings Presentation.pptx 9 Research recovery and growth Article Submissions Article Output Research Revenue Growth +19% +8% +3% Fiscal 2025 Highlights - Recurring revenue models with solid growth driven by journal expansion and output - Open access with double digit growth driven by global demand to publish - Strong demand across all key markets with double-digit submissions growth in India, China, Brazil, UK, France, Italy, and Canada, along with high single digit growth in Japan and US - High growth markets (India, Brazil, China) continuing to show strong momentum - Corporate sector expansion continuing through AI licensing and partnership, analytics, and knowledge services - Thought leadership in AI development, research integrity, and accessibility

Q425 Earnings Presentation.pptx 10 Learning growth continuing Inclusive Access Growth Professional Title Signings Learning Revenue Growth +22% +16% +2% Fiscal 2025 Highlights - AI licensing revenue of $29M up 27% over prior year, driven by both Academic and Professional backlists - Inclusive Access with strong double-digit growth and continued uptake by institutions - Digital content and courseware growing steadily in Academic - Professional front list and title signings up markedly - Assessments with new product launch combining personality models with team development training

Q425 Earnings Presentation.pptx 11 Steadfast in our continuous multi-year improvement Since January 2024:  Met or exceeded guidance in both Fiscal 2024 and 2025  Raised our original Fiscal 2026 Adjusted EBITDA margin target by 150 bps  Reaffirmed Fiscal 2026 FCF target of $200M, up from $114M and $126M in Fiscal 2024 and 2025  Recorded $60M+ in AI licensing revenue and executed multiple vertical-specific projects with corporate partners  Completed all divestitures; after year closed, realized cash proceeds of $120M for University Services  Drove significant cost savings with additional opportunities identified  Returned $259 million in dividends and share repurchases combined in Fiscal 2024 and 2025

Q425 Earnings Presentation.pptx 12 Driving momentum in the corporate market AI Licensing LLM Training - Three big tech companies signed for training of LLM models - Nearly $40M of training revenue realized in FY25 up from $23 million in FY24 - Active pipeline but targeted and finite market AI Licensing Vertical Specific Models AI Development Co-Innovation Partnerships Data and Analytics Audience Services - Three pharma companies signed for drug discovery applications - Multi-national chemical company for pattern recognition applications - Supporting European Space Agency for Earth science applications - Perplexity AI for Learning applications - Active pipeline across sectors - Knowledge hubs and marketing projects for pharma and health companies - Career center agreements signed with recruiting agencies - Piloting Licensing as a Service for smaller publishers - One of world’s largest collection of spectral data for use in pharmaceutical research, environmental science, forensics, and toxicology - Strong demand in multiple industries 80% Corporate 20% Gov’t % of US R&D - Announced Amazon Web Services for research API development - Active pipeline of potential partnerships with AI integrators and developers *Corporate makes up ~10% of Wiley’s revenue base

Q425 Earnings Presentation.pptx 13 Demonstrating resilience in an uncertain economy • Research content is must have for researchers and institutions worldwide; research publishing is must have for career advancement • Good geographic distribution and funding diversity • Strong demand to publish and submissions pipeline • Demand accelerating for Wiley content and data for AI development • Academic market resilient and counter-cyclical over time • Professional title signings up in Fiscal 2024 and 2025 • Proactive cost structure improvements accelerating 83% Digital & Services Revenue 49% Revenue Outside the US (~78% in Research) 48% Recurring Revenue

Performance Outlook Financial Position

Q425 Earnings Presentation.pptx 15 Driving continuous margin expansion • Significant progress to-date with more to come • Go-forward areas include Technology and other corporate services; evaluating product profitability and real estate footprint • Overall corporate expenses down 10% in Q4 and 4% in FY25; unallocated expenses up modestly in FY25 due to near-term needs • Driving efficiency in publishing process and product development; Research Platform multi-stage launch continues, with 1,400+ journals on new submission system and 700+ on peer review system • Implementing prudent expense measures near-term • Prioritizing certain investments with emphasis on journal portfolio expansion, research publishing platform, and AI opportunities 15.1% 12.1% Adj. Operating Margin FY24 FY25 Material margin expansion remains a multi-year strategic imperative beyond Fiscal 2026

Q425 Earnings Presentation.pptx 16 Fourth Quarter Performance  Revenue performance driven by Research Publishing growth offsetting decline in Learning from large AI project in prior year  Adjusted EBITDA performance driven by revenue performance and cost savings  Adjusted EPS growth driven by Adjusted Operating Income growth of 15% Adj. Revenue* ▲0.2% $443M GAAP Diluted EPS ▲$0.79 $1.25 Adj. EPS* ▲14% $1.37 Adj. EBITDA* ▲0.2% $126M *Adjusted Revenue, Adjusted EPS, and Adjusted EBITDA performance excludes divested businesses. Adjusted numbers exclude impact of foreign exchange Q4 Summary

Q425 Earnings Presentation.pptx 17 Fiscal Year Performance  Adjusted Revenue growth driven by both Research and Learning  Adjusted EBITDA growth from revenue growth and run-rate cost savings  Adjusted EPS growth driven by strong Adjusted Operating Income growth of 29%  Free Cash Flow growth driven primarily by lower capex Adj. Revenue* ▲3% $1,660M GAAP EPS ▲$5.18 $1.53 Adj. EPS* ▲31% $3.64 Adj. EBITDA* ▲8% $398M FCF ▲10% $126M *Adjusted Revenue, Adjusted EPS, and Adjusted EBITDA performance excludes businesses held for sale or sold. Adjusted numbers exclude impact of FX. FY Summary

Q425 Earnings Presentation.pptx 18 Research (millions) Q4 2025 Change Change CC Research Publishing $243 4% 4% Research Solutions $38 0% 0% Total Revenue $281 4% 3% Adjusted EBITDA $97 4% Adjusted EBITDA Margin 34.7%  Research Publishing growth driven by recurring revenue models for institutions, open access, and AI licensing offsetting softness in print and ancillary products  Good performance in key strategic areas including CY25 journal renewal cycle, expansion in high- growth areas, strong submissions and output, and expansion of Advanced journal franchise  Research Solutions growth driven by database and content solutions for corporations and Publishing Services for societies, offset by market-driven softness in recruitment  Adjusted EBITDA growth driven by revenue growth; Adj. EBITDA margin up 30 bps FY 2025 Change Change CC $923 3% 3% $152 2% 2% $1,075 3% 3% $345 5% 32.1% FY25 Summary

Q425 Earnings Presentation.pptx 19 Learning  Revenue growth driven by AI licensing revenue and growth in Academic from favorable market conditions, including enrollment and demand for digital content, courseware, and licensing  Professional revenue flat due to retail channel softness offsetting AI licensing revenue  Signings up markedly for professional and science, technical, and medical books  Adjusted EBITDA growth due to revenue growth and continued cost savings and operating improvements; Adj. EBITDA Margin up over 250bps to 37.4% (millions) Q4 2025 Change Change CC Academic $100 1% 1% Professional $62 (13%) (14%) Total Revenue $162 (5%) (5%) Adjusted EBITDA $70 (6%) Adjusted EBITDA Margin 43.0% FY 2025 Change Change CC $334 3% 3% $251 0% 0% $585 2% 2% $219 9% 37.4% FY25 Summary

Q425 Earnings Presentation.pptx 20 Strong financial position and return to shareholders Dividends and Repurchases Free Cash Flow 1.81.7 FY24 FY25 FY24 FY25 $24M $52M Leverage Ratio $114M $126M FY24 FY25 Operating Cash Flow $208M $203M $122M $137M FY24 FY25

Q425 Earnings Presentation.pptx 21 FY26 Outlook: Growth drivers in an uncertain economy Research • Good subscription growth in CY25 renewal cycle • Strong publishing demand and output pipeline • Improved execution in Solutions and continued demand for databases and services for corporations Learning • Steady market conditions expected in Academic • Good Professional frontlist and growth in title signings • New product launch in Assessments AI Licensing • AI content licensing opportunities developing with momentum accelerating for vertical-specific models FY26 Commitments 1. Deliver profitable revenue growth in uncertain economy 2. Materially expand margins and cash flow 3. Drive continued momentum in corporate market

Q425 Earnings Presentation.pptx 22 Metric Fiscal 2024 Fiscal 2025 Fiscal 2026 Outlook Adjusted Revenue $1,617M $1,660M Low-to-mid single digit growth Adjusted EBITDA Margin 22.8% 24.0% 25.5% to 26.5% Adjusted EPS $2.78 $3.64 $3.90 to $4.35 Free Cash Flow $114M $126M Approximately $200M FY26 Outlook: Material margin and cash flow expansion Free Cash Flow FY26P $126M $200M EBITDA Growth Lower Restructuring Working Capital/ Other FY25 0 50 100 150 200 250 Adj. EBITDA Margin FY26P 24% 25.5%- 26.5% Gross Profit Cost Savings Reinvestment FY25 Adjusted metrics exclude impact of divestitures, which were primarily completed in Fiscal 2024 with remainder completed in first half of Fiscal 2025. $17 million of divestiture-related revenue was recorded in Fiscal 2025.

Q425 Earnings Presentation.pptx 23 Executive Summary Delivering resilient, compounding growth through must-have content, recurring business models, good geographic diversity, and strong financials AI momentum continues with execution of content licensing agreements for training and inference; corporate R&D opportunity emerging Execution continues to yield strong margin and cash flow improvement; $120M of proceeds from divestiture realized after quarter closed. Multi-year cost structure improvements are ongoing. Disciplined capital allocation approach focused on investing in high return initiatives in Research and returning cash to shareholders through dividends and repurchases Confident outlook for continued growth in revenue, profit, and cash flow5 4 3 2 1

Thank you for joining us investors.wiley.com Contact: brian.campbell@wiley.com (201) 748.6874

Appendix – US GAAP to Non-GAAP EPS Reconciliation

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION [1][2]
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(unaudited)

Reconciliation of US GAAP Earnings (Loss) per Share to Non-GAAP Adjusted EPS

	Three Months Ended April 30, 2025	Three Months Ended April 30, 2024	Year Ended April 30, 2025	Year Ended April 30, 2024
US GAAP Earnings (Loss) Per Share - Diluted	$ 1.25	$ 0.46	$ 1.53	$ (3.65)
Adjustments:				
Impairment of goodwill	-	-	-	1.90
Restructuring and related charges	0.14	0.16	0.36	0.85
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments [3]	(0.01)	0.01	0.08	0.02
Amortization of acquired intangible assets [4]	0.15	0.02	0.76	0.68
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale [5]	0.18	0.04	0.38	2.81
Held for Sale or Sold segment Adjusted Net (Income) Loss [5]	-	(0.03)	0.05	(0.42)
Income tax adjustments	(0.34)	0.55	0.48	0.54
EPS impact of using weighted-average dilutive shares for adjusted EPS calculation [6]	-	-	-	0.05
Non-GAAP Adjusted Earnings Per Share - Diluted	$ 1.37	$ 1.21	$ 3.64	$ 2.78

Reconciliation of US GAAP Income (Loss) Before Taxes to Non-GAAP Adjusted Income Before Taxes

(amounts in thousands)	Three Months Ended April 30, 2025	Three Months Ended April 30, 2024	Year Ended April 30, 2025	Year Ended April 30, 2024
US GAAP Income (Loss) Before Taxes	$ 52,265	$ 54,002	$ 142,878	$ (187,047)
Pretax Impact of Adjustments:				
Impairment of goodwill	-	-	-	108,449
Restructuring and related charges	12,490	11,008	25,561	63,041
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments [3]	-	815	5,590	1,903
Amortization of acquired intangible assets [4]	12,908	13,324	51,864	57,874
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale [5]	13,580	3,642	23,340	183,389
Held for Sale or Sold segment Adjusted (Income) Loss Before Taxes [5]	-	(2,409)	3,578	(30,661)
Non-GAAP Adjusted Income Before Taxes	$ 91,243	$ 80,382	$ 252,811	$ 196,948

Reconciliation of US GAAP Income Tax (Benefit) Provision to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

	Three Months Ended April 30, 2025	Three Months Ended April 30, 2024	Year Ended April 30, 2025	Year Ended April 30, 2024
US GAAP Income Tax (Benefit) Provision	$ (15,828)	$ 28,737	$ 58,717	$ 13,272
Income Tax Impact of Adjustments [7]				
Impairment of goodwill	-	255	-	2,953
Restructuring and related charges	4,633	2,425	5,947	15,662
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments [3]	571	471	1,170	582
Amortization of acquired intangible assets [4]	4,720	11,459	10,231	20,127
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale [5]	3,715	1,197	2,368	26,908
Held for Sale or Sold segment Adjusted Tax (Provision) Benefit [5]	-	(622)	807	(7,140)
Income Tax Adjustments				
Impact of valuation allowance on the US GAAP effective tax rate [8]	18,776	(30,249)	(26,008)	(30,249)
Impact of change in certain US state tax rates in 2025 [8]	(117)	-	(117)	-
Non-GAAP Adjusted Income Tax Provision	$ 16,470	$ 13,673	$ 53,115	$ 42,115
US GAAP Effective Tax Rate	-30.3%	53.2%	41.1%	-7.1%
Non-GAAP Adjusted Effective Tax Rate	18.1%	17.0%	21.0%	21.4%

Notes:

(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months and year ended April 30, 2025 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) In fiscal year 2023 due to the closure of our operations in Russia, the Russia entity was deemed substantially liquidated. The formal liquidation was completed in the fourth quarter of fiscal year 2025. In the three months and year ended April 30, 2025, we wrote off an additional $1.1 million and $1.4 million, respectively, of cumulative translation adjustments in earnings. In the three months and year ended April 30, 2024, we wrote off an additional $0.2 million and $1.0 million, respectively, of cumulative translation adjustments in earnings. These amounts are reflected in Net foreign exchange transaction (losses) gains on our Condensed Consolidated Statements of Net Income (Loss).

(4) Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business. This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Net Income (Loss). It also includes the amortization of acquired product development assets, which is reflected in Cost of sales in the Condensed Consolidated Statements of Net Income (Loss).

(5) For the three months and year ended April 30, 2025 and 2024, we recorded net pretax loss (gain) on sale of businesses, assets, and impairment charges related to assets held-for-sale as follows:

	Three Months Ended April 30, 2025	Three Months Ended April 30, 2024	Year Ended April 30, 2025	Year Ended April 30, 2024
Wiley Edge	$ 74	$ (1,275)	$ 14,852	$ 19,401
University Services	13,428	5,636	12,578	107,048
CrossKnowledge	78	(719)	(4,119)	55,440
Tuition Manager	-	-	(120)	1,500
Sale of assets	-	-	149	-
Net pretax loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	$ 13,580	$ 3,642	$ 23,340	$ 183,389

For the three months and year ended April 30, 2025 and 2024, we recorded income tax benefit (provision) on sale of businesses, assets, and impairment charges related to assets held-for-sale as follows:

	Three Months Ended April 30, 2025	Three Months Ended April 30, 2024	Year Ended April 30, 2025	Year Ended April 30, 2024
Wiley Edge	$ 263	$ 890	$ (1,054)	890
University Services	3,109	307	3,109	25,643
CrossKnowledge	344	-	344	-
Tuition Manager	-	-	(30)	374
Sale of assets	-	-	-	-
Benefit on sale of businesses, assets, and impairment charges related to assets held-for-sale	$ 3,715	$ 1,197	$ 2,368	$ 26,908

In addition, our Adjusted EPS excludes the Adjusted Net Income or Loss of our Held for Sale or Sold segment.

(6) Represents the impact of using diluted weighted-average number of common shares outstanding (55.7 million for the year ended April 30, 2024) included in the Non-GAAP Adjusted EPS calculation in order to apply the dilutive impact on adjusted net income due to the effect of unvested restricted stock units and other stock awards. This impact occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

(7) For the three months and year ended April 30, 2025 and 2024, respectively, substantially all of the tax impact was from deferred taxes.

(8) In fiscal year 2024, due to temporary differences in the US, our deferred taxes reversed from a net deferred tax liability position to a net deferred tax asset position. Due to losses in the US resulting from impairments, restructuring, and acceleration of amortization expense on capitalized software, we concluded it was more-likely-than-not that all or a portion of our deferred tax asset may not be realized. As a result, we established a valuation allowance of $30.2 million. During fiscal year 2025 we increased this valuation allowance by $26.0 million, because of an increase in the US net deferred tax asset attributable primarily to interest expense disallowance and intangible and fixed assets. In connection with the increase in certain US state tax apportionment factors and state rate changes in 2025, we recorded income tax expense of $0.1 million for the three months and year ended April 30, 2025.

WILEY

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Appendix – Net Income to Adjusted EBITDA

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION [1]
RECONCILIATION OF US GAAP NET INCOME (LOSS) TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended April 30,		Year Ended April 30,	
	2025	2024	2025	2024
Net Income (Loss)	$ **68,093**	$ **25,265**	$ **84,161**	$ **(200,319)**
Interest expense	11,270	11,411	52,547	49,003
(Benefit) provision for income taxes	(15,828)	28,737	58,717	13,272
Depreciation and amortization	36,681	47,613	147,126	176,989
Non-GAAP EBITDA	**100,216**	**113,026**	**342,551**	**38,945**
Impairment of goodwill	-	-	-	108,449
Restructuring and related charges	12,490	11,008	25,561	63,041
Net foreign exchange transaction losses (gains)	826	(530)	8,142	2,959
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	13,580	3,642	23,340	183,389
Other (income) expense, net	(1,469)	257	(5,498)	3,957
Held for Sale or Sold segment Adjusted EBITDA [2]	-	(2,409)	3,578	(32,148)
Non-GAAP Adjusted EBITDA	$ **125,643**	$ **124,994**	$ **397,674**	$ **368,592**
Adjusted EBITDA Margin	*28.4%*	*28.3%*	*24.0%*	*22.8%*

Notes:

(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months and year ended April 30, 2025 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) Our Non-GAAP Adjusted EBITDA excludes the Held for Sale or Sold segment Non-GAAP Adjusted EBITDA.

WILEY
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